EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of First Financial Bancorp:

Form S-8 No.  338-86781
Form S-3 No.  333-25745
Form S-3 No.  333-156841
Form S-3 No.  333-153751
Form S-8 No.  333-168675
Form S-8 No.  333-188593
Form S-3 No. 333-197771
Form S-8 No. 333-86664
Form S-8 No. 333-05151

of our report dated February 24, 2017, relating to the 2016 consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

Indianapolis, Indiana
February 24, 2017